                   FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT
                                       AND
                              INSTRUMENT OF JOINDER

          THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT AND INSTRUMENT OF JOINDER (this "Amendment") is made as of December 20, 1995, by and among ELECTRICAL DISTRIBUTION ACQUISITION COMPANY, a Delaware corporation ("EDAC"), DEANCO, INC., a New York corporation ("Deanco"), RICHEY ELECTRONICS, INC., a Delaware corporation ("Richey"), the stockholders of EDAC who were original signatories of that certain Stock Purchase Agreement dated as November 15, 1995 (the "Stock Purchase Agreement") among EDAC, Deanco, Richey and such stockholders, and other stockholders of EDAC who desire to become parties to the Stock Purchase Agreement.

                                    RECITALS

          A. The original signatories of the Stock Purchase Agreement desire that the following stockholders of EDAC become parties to the Stock Purchase Agreement and such stockholders desire to do so: Frank Araneo, Anglo Arabic Investment Corp. (Panama), William R. Erickson, Robert W. Hatch, Robert L. Laird, Carla Mahrt, William R. Roach, Kip D. Weller and 3018212 Canada, Inc. (collectively, the "Joining Stockholders").

          B. An incorrect copy of Exhibit IV was included in the Stock Purchase Agreement which was executed on November 15, 1995 by the original signatories of the Stock Purchase Agreement and such parties desire that such
Exhibit IV be replaced by the correct exhibit.

          NOW, THEREFORE, it is agreed as follows:


          1. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Stock Purchase Agreement.

          2. By executing this Amendment below, EDAC, Deanco, Richey and those stockholders of EDAC who were original signatories of the Stock Purchase Agreement agree that the Joining Stockholders shall be parties to the Stock Purchase Agreement as fully as if the Joining Stockholders were original signatories thereof.

          3. By executing this Amendment below, the Joining Stockholders agree to become parties to the Stock Purchase Agreement and to be bound by all terms, conditions and duties applicable to EDAC Stockholders thereunder, as fully as if the Joining Stockholders were original signatories thereof.

          4. Consistent with the foregoing, page 1 attached hereto and Exhibit I and Exhibit II attached hereto shall be substituted for and shall replace page 1 and Exhibit I and Exhibit II which were part of the Stock Purchase Agreement which was signed on November 15, 1995. In addition, new signature pages signed by all of the parties to the Stock Purchase Agreement shall be substituted for and shall replace the signature pages which were signed on November 15, 1995.

          5. Exhibit IV attached hereto shall be substituted for and shall replace the Exhibit IV which was attached to the Stock Purchase Agreement which was signed on November 15, 1995.

          6. Schedule 13.17 to the Stock Purchase Agreement shall be amended by adding thereto that certain Sales Tax Indemnification Agreement of even date herewith among the Key EDAC Stockholders and Richey.

          7. All references in the Stock Purchase Agreement to the "Agreement" shall be references to the Stock Purchase Agreement as amended by this Amendment. Except as amended by this Amendment, each of the provisions of the Stock Purchase Agreement shall remain in full force and effect.


                            [Signature Pages Follow]

          IN WITNESS WHEREOF, Deanco, EDAC and Richey have caused their corporate names to be hereunto subscribed by their respective officers thereunto duly authorized and each of the EDAC Stockholders has executed this Amendment, all as of the day and year first above written.


RICHEY ELECTRONICS, INC.


By /s/Richard N. Berger
   ---------------------------
   Name:  Richard N. Berger
   Title: Vice President
          Chief Financial Officer


ELECTRICAL DISTRIBUTION
  ACQUISITION COMPANY


By /s/Robert A. Ferris
   ---------------------------
   Name:  Robert A. Ferris
   Title: Vice President


DEANCO, INC.


By /s/Robert A. Ferris
   ---------------------------
   Name:  Robert A. Ferris
   Title: Vice President


The undersigned hereby consents to the foregoing Amendment.

SEQUOIA ASSOCIATES,
a California corporation


By /s/Robert A. Ferris
   ---------------------------
   Name:  Robert A. Ferris
   Title: Vice President

FRANK ARANEO

By: /s/Robert A. Ferris
   ---------------------------
    Robert A. Ferris
    as Attorney-in-Fact


ALLEN INVESTMENTS II L.L.C.

By: /s/Robert A. Ferris
   ---------------------------
    Robert A. Ferris
    as Attorney-in-Fact


ANGLO ARABIC INVESTMENT CORP. (PANAMA)

By: /s/Robert A. Ferris
   ---------------------------
    Robert A. Ferris
    as Attorney-in-Fact


APM PROFIT SHARING TRUST

By: /s/Robert A. Ferris
   ---------------------------
    Robert A. Ferris
    as Attorney-in-Fact


BIDWELL FAMILY PARTNERSHIP

By: /s/Robert A. Ferris
   ---------------------------
    Robert A. Ferris
    as Attorney-in-Fact


CAXTON ISEMAN (DEANCO), L.P.

By: /s/Robert A. Ferris
   ---------------------------
    Robert A. Ferris
    as Attorney-in-Fact


ARTHUR F. CHURCH

By: /s/Robert A. Ferris
   ---------------------------
    Robert A. Ferris
    as Attorney-in-Fact

RONALD CIOFFI

By: /s/Robert A. Ferris
   ---------------------------
    Robert A. Ferris
    as Attorney-in-Fact


HENRY A. COLLINS

By: /s/Robert A. Ferris
   ---------------------------
    Robert A. Ferris
    as Attorney-in-Fact


ECKLEY B. COXE

By: /s/Robert A. Ferris
   ---------------------------
    Robert A. Ferris
    as Attorney-in-Fact


ERICKSON FAMILY TRUST U/D
Dated 5/25/89

By: /s/Robert A. Ferris
   ---------------------------
    Robert A. Ferris
    as Attorney-in-Fact


WILLIAM R. ERICKSON

By: /s/Robert A. Ferris
   ---------------------------
    Robert A. Ferris
    as Attorney-in-Fact


G. ROBERT EVANS

By: /s/Robert A. Ferris
   ---------------------------
    Robert A. Ferris
    as Attorney-in-Fact


ROBERT A. FERRIS
/s/Robert A. Ferris
-----------------------------



JON K. FOLAN IRA R/O MSTC
Custodian

By: /s/Robert A. Ferris
   ---------------------------
    Robert A. Ferris
    as Attorney-in-Fact

FOSTER & FOSTER

By: /s/Robert A. Ferris
   ---------------------------
    Robert A. Ferris
    as Attorney-in-Fact


THE RAYMOND FRANKEL TRUST

By: /s/Robert A. Ferris
   ---------------------------
    Robert A. Ferris
    as Attorney-in-Fact


ROBERT W. HATCH

By: /s/Robert A. Ferris
   ---------------------------
    Robert A. Ferris
    as Attorney-in-Fact


THE WALLACE R. HAWLEY AND ALEXANDRA HAWLEY
REVOCABLE TRUST U/A/D 7/30/92

By: /s/Robert A. Ferris
   ---------------------------
    Robert A. Ferris
    as Attorney-in-Fact


JAMES FAMILY LIMITED PARTNERSHIP


By: /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact


CYNTHIA C. JOHNSTON

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact


ROBERT BRUCE KELLAR

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact

MICHAEL P. KELLY

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact


ANNE S. KLEMMER and RAYMOND J. KLEMMER

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact


MACLELLAN AND ELIZABETH KING FAMILY TRUST U/A DTD 6/10/92

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact


ARTHUR B. KRAMER

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact


ANDREW B. KRAMER

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact



ROBERT L. LAIRD

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact


THE LEACH FAMILY 1980 TRUST

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact

THE LILLIE FAMILY TRUST DTD 8/11/89

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact


ALISSA LILLIE

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact


THEODORE LILLIE

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact


CARLA MAHRT

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact


HELENE MEYER LIVING TRUST UTA 10/6/88

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact


HARRY MITTELMAN

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact


O'BRIEN FAMILY LIMITED PARTNERSHIP

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact

PAGE MILL ASSET MANAGEMENT

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact


DONALD R. RIEHL

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact


WILLIAM R. ROACH

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact


JOHN ROTH

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact


GERALD SCHULTZ

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact


STROMBERG 1989 TRUST U/A DATED 1/19/89

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact


U.S. TECHNOLOGY

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact

DONNA J. VERNA

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact


DONALD G. WALSH

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact


WALSH FAMILY 1989 TRUST

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact


WILLIAM D. WALSH

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact


JERRY LEE WAMSLEY

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact


ROBERT K. WEHENKEL

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact


KIP D. WELLER

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact

HAROLD M. WIT

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact


3018202 CANADA INC.

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact


833210 ONTARIO INC.

By:  /s/Robert A. Ferris
   --------------------------
    Robert A. Ferris
    as Attorney-in-Fact

                            STOCK PURCHASE AGREEMENT

          THIS AGREEMENT (this "Agreement"), dated as of November 15, 1995, is by and among ELECTRICAL DISTRIBUTION ACQUISITION COMPANY, a Delaware corporation ("EDAC"), DEANCO, INC., a New York corporation ("Deanco"), the persons set forth in EXHIBIT I attached hereto (the "Key EDAC Stockholders"), the persons set forth in EXHIBIT II attached hereto (the "Other EDAC Stockholders"), and RICHEY ELECTRONICS, INC., a Delaware corporation ("Richey").

                              W I T N E S S E T H:

          WHEREAS, pursuant to that certain Stock Purchase Agreement dated as of September 30, 1994 (the "1994 Stock Purchase Agreement") among EDAC, EDAC Acquisition Corp., a Delaware corporation and a wholly owned, direct subsidiary of EDAC ("Acquisition"), Deanco and the stockholders of Deanco identified therein (the "Former Deanco Stockholders"), Acquisition purchased all of the outstanding common stock of Deanco and thereafter merged into Deanco, effective October 11, 1994;

          WHEREAS, as a result of the merger of Acquisition into Deanco, EDAC became the beneficial and record owner of 470,573 shares of the common stock, par value $.10 per share, of Deanco (the "Deanco Common Stock"), such shares (collectively, the "Deanco Shares") being all of the issued and outstanding shares of Deanco Common Stock;

          WHEREAS, the Key EDAC Stockholders and the Other EDAC Stockholders (collectively, the "EDAC Stockholders") are the beneficial owners of an aggregate of 3,620,450 shares of the common stock, par value $0.01 per share of EDAC (the "EDAC Common Stock"), such shares (collectively, the "EDAC Common Shares") being all of the issued and outstanding shares of EDAC Common Stock and each EDAC Stockholder owning the number of EDAC Common Shares set forth in
EXHIBIT I or EXHIBIT II attached hereto;

          WHEREAS, the EDAC Stockholders are the beneficial owners of an aggregate of 11,100,000 shares of the 10% Non-Cumulative Convertible Preferred Stock, par value $.50 per share of EDAC (the "EDAC Preferred Stock"), such shares (collectively, the "EDAC Preferred Shares") being all of the issued and outstanding shares of EDAC Preferred Stock and each EDAC Stockholder owning the number of EDAC Preferred Shares set forth in EXHIBIT I or EXHIBIT II attached hereto;

          WHEREAS, the EDAC Stockholders have purchased Floating Rate Subordinated Notes due December 31, 1999 issued by EDAC in the aggregate principal amount of $5,961,929 each dated October

                                                                       EXHIBIT I

                                    KEY EDAC
                                  STOCKHOLDERS



                         Number of EDAC       Number of EDAC     Principal Amount of
                         Common Shares        Preferred Shares   Floating Rate
Name                     Owned                Owned              Subordinated Notes
----                     --------------       ----------------   -------------------
Caxton Iseman                  0              2,640,000          $1,320,000
(Deanco), L.P.

William Walsh &             845,672           1,258,000          $  105,709
Walsh Family 1989                                                $  629,000
Trust

Robert Ferris               634,328             898,000          $   79,291
                                                                 $  449,000

Jerry L. Wamsley            716,500             300,000          $   77,062
                                                                 $  150,000

Ronald Cioffi               716,500             300,000          $   77,062
                                                                 $  150,000

The Leach Family               0                240,000          $  120,000
1980 Trust

Robert K. Wehenkel          265,800                   0          $   26,975
U/D dated 5/25/89

John Roth                   150,000                   0          $    6,250
                                                                      6,250

                          _________          __________          __________
Total                     3,328,800           5,636,000          $3,196,599

                                                                      EXHIBIT II

                                   OTHER EDAC
                                  STOCKHOLDERS

                                 Number of        Number of EDAC      Principal Amount of
                                 EDAC Common      Preferred Shares    Floating Rate
Name                             Shares Owned     Owned               Subordinated Notes
----                             ------------     ----------------    -------------------
Allen Investments II L.L.C.            0          $  690,000          $  345,000

Foster & Foster                        0             600,000          $  300,000

Harold M. Wit                          0             270,000          $  135,000

Bidwell Family Partnership             0             240,000          $  120,000

Anglo Arabic Investment                0             240,000          $  120,000
Corp. (Panama)

James Family Limited                   0             180,000          $   90,000
Partnership

Arthur B. Kramer                       0             180,000          $   90,000

Arthur F. Church                       0             120,000          $   60,000

Henry A. Collins                       0             120,000          $   60,000

Erickson Family Trust U/D              0             120,000          $   60,000
dated 5/25/89

G. Robert Evans                        0             120,000          $   60,000

The Raymond Frankel Trust              0             120,000          $   60,000

Robert W. Hatch                        0             120,000          $   60,000

The Wallace R. Hawley and              0             120,000          $   60,000
Alexandra Hawley
Revocable Trust U/A/D
7/30/92

Michael P. Kelly                       0             120,000          $   60,000

Robert L. Laird                        0             120,000          $   60,000

The Lillie Family Trust                0             120,000          $   60,000
DTD 8/11/89

Harry Mittelman                        0             120,000          $   60,000

O'Brien Family Limited                 0             120,000          $   60,000
Partnership

Page Mill Asset                        0             120,000          $   60,000
Management

William R. Roach                       0             120,000          $   60,000

Gerald Schultz                         0             120,000          $   60,000

Stromberg 1989 Trust U/A               0             120,000          $   60,000
Dated 1/19/89

U.S. Technology                        0             120,000          $   60,000

3018202 Canada Inc.                    0             120,000          $   60,000

833210 Ontario Inc.                    0             120,000          $   60,000

William R. Erickson                  92,500             0             $   11,562

Robert Bruce Kellar                  92,500             0             $   11,562

Donald R. Riehl                        0              90,000          $   45,000

Helene Meyer Living Trust              0              90,000          $   45,000
UTA 10/6/88

Kip D. Weller                        61,650             0             $    7,706

APM Profit Sharing Trust               0              60,000          $   30,000

Eckley B. Coxe                         0              60,000          $   30,000

Jon K. Folan IRA R/O                   0              60,000          $   30,000
MSTC Custodian

Cynthia C. Johnston                    0              60,000          $   30,000

Anne S. Klemmer and                    0              60,000          $   30,000
Raymond J. Klemmer

MacLellan and Elizabeth                0              60,000          $   30,000
King 1992 Family Trust
U/A DTD 6/10/92

Andrew B. Kramer                       0              60,000          $   30,000

Theodore Lillie                        0              60,000          $   30,000

Alissa Lillie                          0              60,000          $   30,000

Donald G. Walsh                        0              60,000          $   30,000

Frank Araneo                         25,000

Carla Mahrt                          20,000             0             $    2,500

Donna Verna                         0                  4,000         $     2,000
                                 -------           ---------         -----------
Total                            291,650           5,464,000         $ 2,765,330

                                   EXHIBIT IV
                                       TO
                            STOCK PURCHASE AGREEMENT


                        Form of Opinion of White & Case

The following opinions will be subject to customary assumptions and qualifications (including the following definition of the phrase "to our knowledge" - actual knowledge (without independent investigation) of lawyers at White & Case who have been principally involved in negotiating and reviewing the Stock Purchase Agreement and the other Transaction Documents).

The following opinions will be limited to the laws of the United States of America, the laws of the State of California, the laws of the State of New York and the Delaware General Corporation Law.


Note: Capitalized terms used herein without definition shall have the meanings ascribed to them in the Stock Purchase Agreement.

          1. Deanco is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and EDAC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Deanco and EDAC has the corporate power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted. Deanco is duly qualified to do business and is in good standing to do business in Arizona, California, Colorado, Connecticut, Florida, Georgia, Illinois, Kansas, Maryland, Massachusetts, Missouri, New Jersey, New York, Oregon and Washington.

          2. Deanco's authorized capital stock consists of 4,000,000 shares of common stock, par value $0.10 per share, of which 470,573 shares are issued and outstanding. All of the outstanding shares of such common stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding shares of such common stock are held of record by EDAC and, to our knowledge, are owned free and clear of all Encumbrances. To our knowledge, there are no existing subscriptions, warrants, rights, options, calls or commitments of any character whatsoever or agreements to grant the same, relating to the issuance, sale, delivery or transfer by Deanco or EDAC of any capital stock of Deanco. To our knowledge, Deanco does not have any outstanding securities convertible into or exchangeable or exercisable for any shares of capital stock of Deanco, or any subscriptions, warrants, rights, options, calls or commitments of any character whatsoever with respect to the issuance, sale or delivery of such convertible securities.

          3. EDAC's authorized capital stock consists of (a) 15,000,000 shares of common stock, par value $0.01 per share, of which 3,620,450 shares are issued and outstanding and (b) 11,100,000 shares of 10% Non-Cumulative Convertible Preferred Stock, par value $0.50 per share, all of which are issued and outstanding. All of the outstanding shares of such capital stock have been duly authorized and validly issued and are fully paid and nonassessable. To our knowledge, there are no existing subscriptions, warrants, rights, options, calls or commitments of any character whatsoever or agreements to grant the same, relating to the issuance, sale, delivery or transfer by EDAC of any of its capital stock. To our knowledge, EDAC does not have any outstanding securities convertible into or exchangeable or exercisable for any shares of capital stock of EDAC, or any subscriptions, warrants, rights, options, calls or commitments of any character whatsoever with respect to the issuance, sale or delivery of such convertible securities.

          4. Deanco has the corporate power and authority to execute and deliver, and perform its obligations under, the Stock Purchase Agreement [and the other Transaction Documents to which it is a party]. The execution and delivery by Deanco of the Stock Purchase Agreement [and the other Transaction Documents to which it is a party], and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary corporate action of Deanco. The Stock Purchase Agreement [and the other Transaction Documents to which Deanco is a party] have been duly executed and delivered by Deanco and constitute the legal, valid and binding obligations of Deanco, enforceable against Deanco in accordance with their respective terms except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          5. EDAC has the corporate power and authority to execute and deliver, and perform its obligations under, the Stock Purchase Agreement [and the other Transaction Documents to which it is a party]. The execution and delivery by EDAC of the Stock Purchase Agreement [and the other Transaction Documents to which it is a party], and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary corporate action of EDAC. The Stock Purchase Agreement [and the other Transaction Documents to which EDAC is a party] have been duly executed and delivered by EDAC and constitute the legal, valid and binding obligations of EDAC, enforceable against EDAC in accordance with their respective terms except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          6. Each of the Key EDAC Stockholders and, to our knowledge, each of the Other EDAC Stockholders has the full legal right, power and authority to enter into the Stock Purchase Agreement [and the other Transaction Documents to which such EDAC Stockholder is a party and to sell, assign, transfer and convey ownership of such EDAC Stockholder's Shares, free and clear of all adverse claims. Each of the Key EDAC Stockholders and, to our knowledge, each of the Other EDAC Stockholders has duly executed and delivered the Stock Purchase Agreement [and the other Transaction Documents to which such EDAC Stockholder is a party] and the Stock Purchase Agreement [and such other Transaction Documents] constitute the legal, valid and binding obligations of such EDAC Stockholder, enforceable against such EDAC Stockholder in accordance with their respective terms except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          7. Each EDAC Stockholder is the record owner of the EDAC Common Shares and EDAC Preferred Shares set forth opposite such EDAC Stockholder's name on Exhibits I and II to the Stock Purchase Agreement. To our knowledge, the EDAC Shares are owned of record free and clear of all adverse claims. Assuming that Richey is acquiring the EDAC Shares in good faith without notice of any adverse claim, upon payment for the EDAC Shares in accordance with the provisions of the Stock Purchase Agreement, Richey will be the owner of the EDAC Shares free and clear of any adverse claim.

          8. Neither the execution and delivery of the Stock Purchase Agreement [and the other Transaction Documents], the consummation of the transactions contemplated thereby, nor compliance by EDAC, Deanco and the EDAC Stockholders with any of the provisions thereof will (i) violate any applicable law, (ii) violate any order, judgment or decree of any court, arbitrator or governmental instrumentality applicable to Deanco or EDAC of which we are aware,
(iii) violate the charter or bylaws of Deanco or EDAC, or (iv) except as disclosed in Schedules 3.10 and 3.11 to the Stock Purchase Agreement, violate, conflict with, result in a breach of or constitute a default (or an event which with the giving of notice or lapse of time or both would constitute a default) under, any mortgage, lien, lease, agreement, contract or instrument of which we are aware and to which Deanco, EDAC or any EDAC Stockholder is a party or by which any of them is bound. Notwithstanding anything to the contrary in clause
(iv) of this
paragraph 8, we express no opinion with respect to any lease, agreement, contract or instrument described in Schedules 3.10 and/or 3.11 to the Stock Purchase Agreement to the extent no representation or warranty is made with respect thereto as indicated in such schedules.

     9. Except as set forth on Schedules _______ of the Stock Purchase Agreement, to our knowledge, neither EDAC nor Deanco is engaged in or a party to, or threatened with, any legal action or other proceeding before any court, arbitrator or other tribunal or adminstrative agency. To our knowledge, no action or proceeding has been instituted or threatened before a court or other governmental body or by any public authority against any EDAC Stockholder or against Deanco or EDAC to restrain or prohibit any of the transactions contemplated by the Stock Purchase Agreement.

     10. No authorizations, consents or approvals of or filings with any governmental agencies or authorities are required to be obtained by Deanco or EDAC or, to our knowledge, any EDAC Stockholder, in connection with the execution, delivery and performance by Deanco, EDAC and the EDAC Stockholders of the Stock Purchase Agreement and the other Transaction Documents, other than the filing which has been made by Deanco or its ultimate parent entity under the HSR Act.

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